Exhibit 23.1
Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the NeuStar, Inc. Deferred Compensation Plan of our reports dated February 25, 2008, with respect to the consolidated financial statements and schedule of NeuStar, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2007, and the effectiveness of internal control over financial reporting of NeuStar, Inc. filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

McLean, Virginia
May 23, 2008

E-27